Exhibit 10.1

TERM LOAN AGREEMENT

This Term Loan Agreement (“Agreement”) is entered into as of this 17th day of August, 2018, by and between MCGINNIS FERRY OWNER, LLC, a Georgia limited liability company (“Borrower”), whose address is 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119, and FIRSTBANK, a Tennessee state bank, (“Lender”), whose address, for purposes of this Agreement, is 1661 International Drive, Suite 350, Memphis, Tennessee 38120.

PRELIMINARY STATEMENTS

Lender has agreed to loan to Borrower amounts not to exceed Eight Million Six Hundred Twenty Five Thousand and No/100ths Dollars ($8,625,000.00) (the “Loan”) in connection with the refinancing of certain existing indebtedness encumbering a property known as 5110 McGinnis Ferry Road, Alpharetta, Georgia.

In connection with the funding and administration of the Loan, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

The following terms as used in this Agreement or in the other Loan Documents shall have the following meanings:

1.1.          Assignment of Leases. The Assignment of Rents and Leases of even date herewith, executed by Borrower in favor of Lender.

1.2.          Business Day. Any day that is not a Saturday, Sunday or banking holiday in the State of Tennessee.

1.3.          Costs. All fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after a Default) by Lender, in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Security Documents or any of the other Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Project. In addition to, and not in limitation of, the above, Costs shall include the cost of any appraisal of the Property (subject to the limitations set forth in Section 7.11 herein), any property condition report for the Property, any Environmental Due Diligence, and pre-closing site visit expenses of the Lender.

1.4.          Deed to Secure Debt. The Deed to Secure Debt, Assignment of Rents and Leases, Security Agreement and Fixture Filing of even date herewith, from Borrower to Lender encumbering the Premises and securing repayment of the Obligations.

1.5.          Default. The occurrence of any of the events described in Section 8 of this Agreement, including expiration of any applicable notice and cure period set forth therein.

1.6.          Default Rate. A rate equal to the lesser of (a) the interest rate payable under the Note at the time a Default occurs, plus four percent (4.00%) per annum, and (b) the highest rate of interest allowed by Law.

1.7.          Environmental Due Diligence. Environmental due diligence for the Project acceptable to Lender, which may include, at Lender’s discretion, a phase I environmental site assessment.

1.8.          Governmental Authority. Any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

1.9.          Guarantor. Jernigan Capital Operating Company, LLC, a Delaware limited liability company ("Guarantor").

1.10.         Guaranty or Guaranty Agreement. The Guaranty Agreement of even date herewith guaranteeing all the Obligations of Borrower under the Loan Documents, executed by the Guarantor in favor of Lender.

1.11.         Improvements. The existing improvements on the Land consisting of a 105,021 sq. ft. self-storage facility and the related parking facilities, together with any future improvements made to the Project.

1.12.         Indemnity Agreement. The Environmental Indemnity Agreement of even date herewith, signed by Borrower and the Guarantor in favor of Lender.

1.13.         Interest Rate Swap. Any agreement, whether or not in writing, relating to any rate swap, forward rate transaction, commodity swap, equity index swap or option, interest rate option, cap or collar transaction, or any other similar transaction, including, unless the context otherwise clearly requires, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into by Borrower (or its affiliate), in connection with the Loan, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.

1.14.         Land. The real property described in Exhibit A attached hereto.

1.15.         Laws. All federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction over the Project, as may be in effect from time to time.

1.16.         Leases. All leases and other similar agreements, whether now existing or hereafter entered into, for space at the Premises, including all lease guaranties related thereto, as the same may be amended or modified from time to time.

1.17.         Loan. The real estate loan in the amount of up to Eight Million Six Hundred Twenty Five Thousand and No/100ths Dollars ($8,625,000.00), as evidenced by the Note, The terms of the Loan are provided for herein and in the Note and the other Loan Documents.

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1.18.         Loan Documents. The Note, the Security Documents, the Indemnity Agreement, the Guaranty, any Interest Rate Swap entered into in connection with the Loan, this Agreement and any other documents or instruments evidencing or securing the Loan.

1.19.         Loan Proceeds. Funds disbursed or to be disbursed under the Note pursuant to this Agreement.

1.20.         Note. The Promissory Note of even date herewith, from Borrower to Lender in the principal amount of Eight Million Six Hundred Twenty Five Thousand and No/100ths Dollars ($8,625,000.00).

1.21.         Obligations. All present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all expenses, indemnification payments, fees and other amounts due at any time under the Security Documents or any of the other Loan Documents, together with interest as provided in the Loan Documents; (c) to pay and perform all obligations of Borrower (or its affiliate) under any Interest Rate Swap; and (d) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of the Loan Documents.

1.22.         Person. An individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

1.23.         Premises or Property. The Land, and all of the estate, right, title and interest of Borrower at law or in equity in and to the Land, and all of the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land and all fixtures, machinery, appliances, equipment, furniture and personal property of every kind whatsoever now or hereafter owned by Borrower and located in or on, or attached to, and used or intended to be used in connection with the Land.

1.24.         Project. The acquisition and operation of the Improvements on the Land, as contemplated by this Agreement.

1.25.         Security Deed. The Deed to Secure Debt.

1.26.         Security Documents. The Deed to Secure Debt, the Assignment of Leases, any UCC financing statements registered in connection with the Loan, and any and all other Loan Documents which secure the Obligations.

1.27.         State. The State of Georgia.

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1.28.         Title Insurance Agent. First American Title Insurance Company

  Contact Information:                      6363 Poplar Avenue; Suite 434

Memphis, TN 38119

Attn: Carol Slone

Telephone: 901-828-6597

Fax: 901-680-9158

Email: cslone@firstam.com

1.29.         Title Insurance Commitment. An American Land Title Association (“ALTA”) mortgagee’s title insurance commitment to be issued by the Title Insurance Company in such form as is acceptable to Lender.

1.30.         Title Insurance Company. First American Title Insurance Company.

1.31.         Title Insurance Policy. An ALTA mortgagee’s title insurance policy to be issued by the Title Insurance Company in the amount of the Note showing fee simple title to the Premises to be vested in Borrower and insuring the Deed to Secure Debt as a first lien on the Premises, subject only to exceptions permitted by Lender, and otherwise in form and substance acceptable to Lender.

ARTICLE 2. WARRANTIES AND REPRESENTATIONS

In consideration for Lender committing to fund the Loan, Borrower hereby represents and warrants to Lender that, to Borrower’s knowledge, each of the following statements is true and correct as of the date hereof:

2.1.          Purpose of Loan. The Loan shall be used for general corporate purposes, payment of certain approved transaction costs, and for no other purpose. The Loan is for commercial purposes.

2.2.          Pending Suits. There are no suits, judgments, bankruptcies or executions pending or threatened in writing against the Premises.

2.3.          Financial Statements. The Financial Statements delivered by Borrower and any Guarantor to Lender are true and correct in all material respects, fairly present the respective financial condition of the subject thereof as of the respective dates thereof, no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof and no additional borrowings have been made by Borrower since the date thereof other than the borrowing contemplated hereby or other borrowing approved by Lender..

2.4.          No Mechanic’s or Materialmen’s Liens. Except for such liens disclosed in the Title Insurance Policy (if any), there are no liens or claims outstanding for work, labor or materials affecting the Property as of the date hereof.

2.5.          No Violation of Other Agreements. The consummation of the transactions contemplated by this Agreement and the performance of this Agreement and the other Loan Documents will not result in any breach of, or constitute a Default under, the Borrower’s organizational documents or any other instrument or agreement to which Borrower is a party or by which it is bound.

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2.6.          Zoning/Land Use. The Land is zoned to permit the ownership and operation of the Improvements for the intended purpose, and Borrower has all zoning approvals necessary for the ownership and operation of the Project.

2.7.          Access. The Land has access to publicly dedicated rights of way, as necessary, for the construction and intended use and operation of the Project.

2.8.          Leases. Borrower has provided Lender with a current rent roll and a copy of all existing Leases. All existing Leases are in full force and effect and no default exists under the Leases as at the date hereof that would have a material adverse effect on the Project.

2.9.          Organization. Borrower (i) is a duly organized or formed and validly existing limited liability company, in good standing under the laws of the jurisdiction of its formation and has the limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, prospects, property, assets, liabilities or financial condition of, such entity and its subsidiaries, taken as a whole, or on the ability of Borrower to perform its obligations under the Loan Documents. Borrower is an entity disregarded from its owner for U.S. federal income tax purposes. All organizational and authority documents of the Borrower, its by or on behalf of the Borrower are true, correct and complete, and are and remain in full force and effect.

2.10.         Authority. Borrower has full power and authority to execute and deliver the Note, this Agreement and all other Loan Documents.

2.11.         Sole Business. Until the Loan has been paid in full, Borrower (i) shall not engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the Project, entering into the Loan and activities incidental thereto; and (ii) shall not acquire or own any assets other than the Project and such incidental personal property as may be necessary or desirable for the operation of the Project.

2.12.         Real Property. Borrower is the fee simple owner of the Project.

2.13.         Enforceability. This Agreement and all other Loan Documents will be valid and enforceable against Borrower and each Guarantor.

2.14.         Environmental. Borrower has complied with all environmental requirements affecting the Premises imposed by any Governmental Authority having jurisdiction over the Premises, including, without limitation, the acquisition of environmental permits and licenses for the Project, and the Premises have not been used for the dumping or storage of hazardous or toxic chemicals or substances which could pose a health or safety hazard to persons on or adjacent to the Premises.

2.15.         Litigation. There is not now pending or threatened in writing any litigation or claims against Borrower or any Guarantor, respectively, which would interfere with its ability to perform in accordance with the Loan Documents or which would in any way materially adversely affect the credit worthiness of Borrower or any Guarantor.

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ARTICLE 3. THE LOAN

3.1.          Use and Purposes. Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower the Loan Proceeds, such Loan Proceeds to be used for the purposes and subject to all of the terms, provisions and conditions of this Agreement.

3.2.          Advances Secured by Security Documents. The parties hereto agree that the entire principal balance of the Loan shall be disbursed at the closing of the Loan. All disbursements, advances or payments made by Lender hereunder, from time to time, and any amounts expended by Lender under this Agreement or the other Loan Documents, including both the principal of the Loan and other disbursements, advances, or payments and all other loan expenses, including reasonable attorneys fees, as and when advanced or incurred, will be deemed to be a part of the Obligations and as such will be secured by the Security Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein.

ARTICLE 4. CONDITIONS TO DISBURSEMENT OF LOAN PROCEEDS

Unless otherwise agreed by Lender in writing, Lender will not be obligated to close the Loan and disburse any Loan Proceeds unless and until the following conditions have been satisfied (all in a manner acceptable to Lender):

4.1.          Loan Documents. Borrower shall have furnished or delivered to Lender, in form and substance acceptable to Lender, the Loan Documents executed by Borrower and each Guarantor, as applicable.

4.2.          Closing Costs. Borrower shall have paid all reasonable, out-of-pocket, Costs incurred by Lender in connection with the Loan, including the reasonable fees of outside counsel for the Lender.

4.3.          Financial Statements. Borrower and each Guarantor shall have delivered to Lender current financial statements for Borrower and each Guarantor certified to be true, correct and complete. Said financial statements must be current within the last twelve (12) months.

4.4.          Title Policy. Borrower shall have procured a commitment for the issuance of the Title Insurance Policy, in a form acceptable to Lender.

4.5.          Survey. Borrower shall have provided Lender with a current or otherwise acceptable ALTA as-built survey of the Land, prepared by a licensed surveyor satisfactory to the Lender, which survey shall be certified to Lender and the Title Insurance Company, and shall be in form and substance acceptable to Lender. Borrower shall have provided Lender and the Title Company with a “no-change” affidavit which is acceptable to the Title Company.

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4.6.          Insurance. Borrower shall have furnished to Lender evidence, either in the form of duplicate policies, binders or certificates, acceptable to Lender (identifying each insurance policy, name of insurer, amount of coverage, deductible provisions and expiration date) that Borrower has purchased, and has in full force and effect, policies of insurance, as required by Lender and the Security Documents.

4.7.          Intentionally Omitted.

4.8.          Evidence of Compliance. Borrower shall have furnished to Lender evidence satisfactory to Lender that the Improvements are in compliance with all Laws and all rules and regulations promulgated thereunder.

4.9.          Appraisal. Lender shall have obtained a narrative appraisal of the Premises and Improvements, on a completed basis, which is satisfactory to Lender in amount, form and substance. Borrower shall pay for the cost of the appraisal.

4.10.         Organizational Documents. Lender shall be provided with a copy of Borrower’s organizational documents and evidence of authority to sign this Agreement and the other Loan Documents.

4.11.         Environmental Due Diligence. Lender shall be provided with such Environmental Due Diligence for the Property as Lender may require, to be in form and content acceptable to Lender. All reports shall be addressed to Lender. Borrower shall pay for the cost of the Environmental Due Diligence.

4.12.         Opinion of Counsel. Borrower shall provide Lender with an opinion from counsel to Borrower and the Guarantor, in such form and content as reasonably required by Lender.

4.13.         Leases. Lender shall have received executed copies of Leases, other than Leases for a self-storage unit, with a term of less than 12 months, and covering less than 5% of the rentable area of the Premises (a “Non-Storage Lease”). If required by Lender each Non-Storage Lease shall be accompanied by an executed subordination, estoppel and attornment agreement, in a form acceptable to Lender.

4.14.         Commitment Fee. Payment of the commitment fee to Lender in the amount of Forty Three Thousand One Hundred Twenty Five Dollars and No/100ths ($43,125.00).

4.15.         Third Party Agreements. Lender shall have received and approved an executed copy of the Facility Management Agreement dated as of April 30, 2015 by and between Cubesmart Asset Management, LLC (the “Manager”) and RRB McGinnis Ferry, LLC (the “Management Agreement”), which shall be in form and substance acceptable to Lender. Lender shall have received an Assignment of Management Agreement and Subordination of Management Fees executed by Borrower, Lender, and Manager with regard to the Management Agreement in a form acceptable to the Lender.

4.16.         Intentionally Omitted.

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4.17.         Payoff of Existing Debt. Lender shall have received and approved a payoff letter for the existing debt, which shall be in form and substance acceptable to Lender.

4.18.         Intentionally Omitted.

4.19.         Key Bank Waiver. Lender shall have received a fully executed copy of the Second Amendment to Credit Agreement amending that certain Credit Agreement dated as of July 25, 2017 by and among Guarantor, Jernigan Capital, Inc., KeyBank National Association, Raymond James Bank, N.A., Trustmark National Bank, FirstBank, Triumph Bank, and Renasant Bank, as amended by that certain First Amendment to Credit Agreement dated as of January 16, 2018 (collectively the “Credit Agreement”), authorizing Guarantor to enter into the Guaranty. .

ARTICLE 5. COLLATERAL FOR THE LOAN

The Obligations shall be secured by a first priority lien on the Premises and Rents and Leases associated with the Premises and all materials and other personal property related to the operation of the Project, as evidenced by the Security Documents.

ARTICLE 6. LOAN

The loan shall be fully funded upon the Closing of the Loan.

ARTICLE 7. COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

7.1.          Costs. Borrower will pay all reasonable, out-of-pocket Costs required to satisfy the conditions of this Agreement, including, but not limited to, all taxes and recording expenses, Lender’s attorneys fees, surveys, appraisals, title insurance, title updates, real estate taxes, and insurance policies.

7.2.          Inspections. Borrower will permit Lender and its representatives, upon commercially reasonable prior notice to Borrower and subject to the rights of tenants, to enter upon the Premises at all reasonable times to inspect the Improvements and to examine all records which relate to the ownership and operation of the Improvements and will cooperate, and use reasonable efforts to cause Borrower’s manager, if applicable, to cooperate with Lender in such inspections.

7.3.          Brokers. Borrower will indemnify and hold harmless Lender from and against all claims of brokers and agents arising by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby.

7.4.          Advances to Cure Default. In the event that Borrower fails to perform any of Borrower’s covenants or agreements under this Agreement or any other Agreement, and fails to commence a cure of such failure within ten (10) days after written notice from Lender specifying the failure and the action required to cure same, Lender may, but shall not be required to, perform any or all of such covenants and agreements, and any amounts expended by Lender in so doing will be deemed to be a part of the Obligations under this Agreement and under the Security Documents.

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7.5.          Operating Account. The operating account for the Borrower (if any) shall be maintained with the Lender during the term of the Loan (provided, that Lender hereby acknowledges and agrees that the foregoing requirement shall not apply to any operating account maintained by any property manager).

7.6.          Compliance with Laws. The Improvements shall be owned and operated in accordance with all material applicable Laws, including, without limitation, all zoning, land use, code, setback and other applicable regulations and restrictions.

7.7.          Books and Records; Financial Statements; Tax Returns. Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and Borrower shall permit Lender and Lender’s representatives, to examine such books and records (regardless of where maintained) and all supporting data and to make copies therefrom at all reasonable times and as often as may be requested by Lender. In addition, Borrower will furnish or cause to be furnished to Lender (i) within forty-five (45) days of each fiscal quarter, company prepared unaudited financial statements of Guarantor, setting forth the balance sheet of Guarantor as of the end of each fiscal quarter, and statement of income, statement of cash flows, and statement of retained earnings of Guarantor for each fiscal quarter, certified by Guarantor as being true and accurate in all material respects, (ii) within ninety (90) days of each fiscal year-end, company prepared unaudited financial statements of Guarantor, setting forth the balance sheet of Guarantor as of the end of each fiscal year, and statement of income, statement of cash flows, and statement of retained earnings of Guarantor for each fiscal year, certified by Guarantor as being true and accurate in all material respects as being true and accurate in all material respects, (iii) monthly, within ten (10) days of availability, management reports from the Manager with regard to the Premises and (iv) such other financial statements and information as Lender may reasonably request from time to time. All financial statements shall be in form satisfactory to Lender.

7.8.          Estoppel Certificates. Within ten (10) days after any request by Lender (which request shall not be made more than once in any twelve (12) month period absent the existence of a Default), Borrower shall certify in writing to Lender, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.

7.9.          Notification by Borrower. Borrower will promptly give written notice to Lender of any written claim by Borrower to a lessee or a lessee to Borrower of a default beyond applicable notice and/or cure periods by any other party under any Lease. Notwithstanding anything in this Section 7.9 to the contrary, such written notice shall only be required for written claims which are made outside of the ordinary course for self-storage facilities or if written claims are, at any time, currently outstanding and unresolved for more than fifteen percent (15%) of the self-storage units.

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7.10.         Indemnification by Borrower. Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Obligations (a “Claim”), including any Claim arising out of or resulting from (a) construction of the Improvements, including any defective workmanship or materials; (b) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies to the Property; (c) any failure by Borrower to observe and perform any of the obligations imposed upon the landlord under the Leases; (d) any other Default hereunder or under any of the other Loan Documents; or (e) any assertion or allegation that Lender is liable for any act or omission of Borrower or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Property (other than Claims arising from Lender’s gross negligence or willful misconduct). Notwithstanding anything herein to the contrary, if the law of the State requires the payment of any tax, fee, or other monetary obligation in connection with the delivery and/or recording of any of the Loan Documents, the payment of said tax, fee or other monetary obligation shall be the responsibility of the Borrower and if said tax, fee, or monetary obligation is unpaid and becomes due at any time, Borrower shall pay said tax, fee, or monetary obligation, or any penalty or interest associated with the non-payment of said tax, fee, or monetary obligation on demand and shall indemnify Lender for any tax, fee, or monetary obligation or any penalties or interest associated with the non-payment of said tax, fee, or monetary obligation. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

7.11.         Appraisals. Lender may obtain from time to time an appraisal of all or any part of the Property, prepared in accordance with written instructions from Lender, from a third-party appraiser satisfactory to, and engaged directly by, Lender. The cost of one such appraisal obtained by Lender in each calendar year and the cost of each such appraisal obtained by Lender following the occurrence of a Default shall be paid by Borrower on demand.

7.12.         Leasing Matters.

(a)          Borrower represents and warrants that Borrower has delivered to Lender Borrower’s standard form of tenant lease and a true and correct copy of all Leases, including all amendments and exhibits, and any guaranty(ies) thereof, affecting any part of the Improvements, together with an accurate and complete rent roll for the Property

(b)          Borrower shall provide Lender written notice within thirty (30) days of entering into any Non-Storage Lease of space in the Improvements.

(c)          Delivery of Leasing Information and Documents. From time to time upon Lender’s request, Borrower shall promptly deliver to Lender (i) complete executed originals of each Lease, (ii) a complete rent roll of the Property in such detail as Lender may require, together with such operating statements and leasing schedules and reports as Lender may require, and (iii) any and all financial statements of the tenants, subtenants and any lease guarantors to the extent available to Borrower.

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7.13.         Required Loan to Value. The outstanding balance of the Loan shall not exceed, at any time, an amount which causes the ratio (the “LTV Ratio”), with (i) a numerator of the then outstanding balance of the Loan and (ii) a denominator of the approved stabilized appraised value of the Project, as determined by Lender based upon a current appraisal provided to Lender, to be greater than the LTV Ratio as of the Closing Date. If the Lender determines, based on the Lender’s review of updated appraisal information, that the then current LTV Ratio exceeds the LTV Ratio as of the Closing Date, Lender shall give written notice to Borrower, and Borrower shall pay down the Loan to an amount necessary to cause the LTV Ratio to be less than or equal to the LTV Ratio as of the Closing Date. Failure of Borrower to pay down the Loan as required within ten (10) days from the date of such notice shall be deemed to be a Default under the Loan Documents. The Lender reserves the right to test this covenant annually and require a new appraisal if deemed necessary by Lender. Each required appraisal shall be ordered, reviewed, and approved by the Lender, at Borrower’s expense.

7.14.         Adjusted Consolidated EBITDA to Debt Service. Guarantor will not at any time have a ratio of Adjusted Consolidated EBITDA determined for the most recently ended calendar quarter, annualized, to Debt Service determined for the most recently ended calendar quarter, annualized, of less than 1.35 to 1. Adjusted Consolidated EBITDA to Debt Service under this Section 7.14 shall be calculated pursuant to the terms of Section 9.7 of the Credit Agreement, notwithstanding any further amendments, modifications or termination of the Credit Agreement. The Credit Agreement hereby is incorporated herein by reference for the purpose calculating the Adjusted Consolidated EBITDA to Debt Service under this Section 7.14.

7.15.         Management of Premises. Borrower shall not enter into any agreement providing for the management of the Premises; provided however, Lender hereby acknowledges and covenants that: (i) Borrower may engage and/or change such property management to, without Lender’s consent but with notice to Lender, a professional management company of a self-storage project if (A) the management company is consistently on the first page of a Google search in the market in which such project exists, (B) the management company maintains a professional call center, and (C) the management company maintains a revenue and management staff and revenue management information processing systems (together with its successors and assigns, collectively, the “Permitted Managers”); and (ii) it shall not unreasonably withhold, condition or delay its approval to a change in any such other manager.

7.16.         Mergers; Disposition of Assets; Dividends and Other Shareholder Distributions; Etc. Borrower shall not merge or consolidate with or into, or sell, assign, lease, or otherwise dispose of substantially all of its assets (except for obsolete, damaged or unusable assets), other than in the ordinary course of Borrower's business. For avoidance of doubt, the declaration or making of any distribution or dividend by Borrower to its direct and indirect owners at any time shall not be included within the prohibition against disposition of assets contained herein, and such distribution by Borrower shall be expressly permitted unless such distribution shall directly cause an Event of Default.

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ARTICLE 8. DEFAULT

8.1.          Default by Borrower. The occurrence of any one or more of the following shall constitute a “Default” as such term is used herein:

(a)          A failure to pay amounts due under the Note or the other Loan Documents, within ten (10) days of the date when due;

(b)          Any representation, warranty or statement made by Borrower in this Agreement, the other Loan Documents or any other instrument now or hereafter evidencing, securing or in any manner relating to the Loan proves untrue in any material respect at the time when made and, to the extent such materially false representation or warranty is susceptible of being cured and does not result in a continuing breach of any material covenant hereunder, such failure is not cured within thirty (30) days after written notice from Lender;

(c)          Failure of Borrower to comply in all material respects with any of the terms and conditions of this Agreement, or the other Loan Documents and, to the extent such failure is susceptible of being cured, such failure continues for thirty (30) days after written notice thereof from Lender;

(d)          Failure of Guarantor to comply in all material respects with any of the terms and conditions of the Guaranty, and, to the extent such failure is susceptible of being cured, such failure continues for thirty (30) days after written notice thereof from Lender;

(e)          A lien for the performance of work or the supply of materials filed against the Property, remains unsatisfied or unbonded for a period of thirty (30) days after the date Borrower receives notice of the filing or service of such lien;

(f)          Any Guarantor fails to pay any indebtedness or other obligation owned by such Guarantor to Lender when and as due and payable (whether by acceleration or otherwise);

(g)          A default under the Key Bank Line results in an acceleration of the outstanding obligations of the Guarantor as borrower under the Key Bank Line.

(h)          Without the prior written consent of Lender (which consent may be conditioned, among other matters, on the issuance of a satisfactory endorsement to the title insurance policy insuring Lender’s interest under the Security Documents), the controlling interest in Borrower ceases to be owned by the Guarantor;

(i)          Intentionally Omitted;

(j)          If Borrower or any Guarantor files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or Law, makes an assignment for the benefit of creditors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator for Borrower or any Guarantor for all or any substantial part of their properties or of the Premises;

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(k)          If within ninety (90) days after the commencement of any proceeding against Borrower or any Guarantor seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or Law, such proceeding is not dismissed, or if, within ninety (90) days after the appointment, without the consent or acquiescence of Borrower of any trustee, receiver or liquidator for Borrower or any Guarantor for all or any substantial part of their properties or of the Premises; or

(l)          If a third party obtains a judgment against Borrower, a Guarantor or the Project, which (a) materially and adversely impacts the ability of the Borrower or a Guarantor to perform its obligations under the Loan, and (b) is not vacated and released within ninety (90) days at the date of such judgment.

The occurrence of a Default (in each case, beyond any applicable notice and/or cure periods) under any other Loan Document shall be deemed a Default under all other Loan Documents.

8.2.          Lender’s Remedies in the Default. Upon the occurrence of any Default, Lender, in addition to all remedies conferred upon Lender by Law or equity, and by the terms of the Loan Documents, may, in its sole discretion, pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a)          Upon five (5) days’ prior written notice to Borrower, take possession of the Premises and operate the Improvements and do anything in its sole judgment to fulfill the obligations of Borrower hereunder, any expense incurred by Lender being deemed to be part of the Obligations, including either the right to avail itself of or procure performance of existing contracts or Leases, under the assignment to Lender or otherwise, or let any contracts with the same vendors or others. Without restricting the generality of the foregoing and for purposes aforesaid, upon the occurrence of an Event of Default hereunder, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the Project to operate the Improvements in the name of Borrower; to use funds remaining under this Agreement or which may be reserved, or escrowed or set aside for any purpose hereunder at any time to operate the Improvements; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b)          Lender may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property;

(c)          Lender may set off the amounts due Lender under the Loan Documents against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower;

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(d)          Borrower shall not be relieved of any of the Obligations by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on the Property under the Security Documents or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No remedy available to Lender under the Loan Documents or otherwise, is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower or the Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender;

(e)          Withhold further disbursement of the Loan Proceeds, if applicable;

(f)          Declare the entire balance of the Obligations, without demand or notice of any kind (which are hereby expressly waived) to be due and payable at once and, in such event, such Obligations shall become immediately due and payable;

(g)          Pursue such other remedies as may be available to Lender at Law or equity.

ARTICLE 9. GENERAL COVENANTS

9.1.          No Assignments by Borrower. This Agreement may not be assigned by Borrower without the prior written consent of Lender. Borrower will remain liable for payment of all sums advanced hereunder before and after such assignment.

9.2.           Intentionally Omitted.

9.3.          Interest Not to Exceed Maximum Allowed by Law. If from any circumstances whatsoever, by reason of acceleration or otherwise, the fulfillment of any provision of this Agreement or any other Loan Document involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable Law, with regard to obligations of like character and amount, then the obligations to be fulfilled will be reduced to the limit of such validity as provided in such statute or Law, so that in no event shall any payment of interest or other like charges be possible under this Agreement or the other Loan Documents in excess of the limit of such validity.

9.4.          Time of the Essence. Time is of the essence of this Agreement.

9.5.          No Agency. Lender is not the agent or representative of Borrower, and Borrower is not the agent or representative of Lender, and nothing in this Agreement will be construed to make Lender liable to anyone for goods delivered or services performed upon the Premises or for debts or claims accruing against Borrower.

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9.6.          No Partnership or Joint Venture. Neither anything contained herein nor the acts of the parties hereto will be construed to create a partnership or joint venture between Borrower and Lender.

9.7.          No Third Party Beneficiaries. All conditions to the obligations of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other person will have standing to require satisfaction of such conditions or be entitled to assume that Lender will not make disbursements in the absence of strict compliance with any or all thereof and no other person, under any circumstances, will be deemed to be beneficiary of such conditions, any or all of which may be waived in whole or in part by Lender at any time if Lender in its sole discretion deems it advisable to do so.

9.8.          Waiver. No delay or omission by Lender to exercise any right or power arising from any Default will impair any such right or power or be considered to be a waiver of any such Default or any acquiescence therein nor shall the action or nonaction of Lender in case of Default on the part of Borrower impair any right or power arising therefrom. No disbursement of the Loan hereunder shall constitute a waiver of any of the conditions to Lender’s obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such condition, shall any such disbursement have the effect of precluding Lender from thereafter declaring such inability to be a Default as hereinabove provided.

9.9.          Notices. All notices, requests, demands and other communications required or permitted to be given hereunder will be sufficiently given if in writing and delivered in person or sent by United States certified mail, return receipt requested, postage prepaid, to the party being given such notice at the appropriate address set forth in the first paragraph of this Agreement, or to such other address as either party may give to the other in writing for such purpose. All such notices, requests, demands and other communications, if so mailed, will be deemed to be given when so mailed. A copy of all notices to Borrower shall be sent to (i) Guarantor at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119 and to (ii) Borrower’s counsel at Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019, Attention: Jeffrey J. Temple, Esq.

9.10.         Partial Invalidity. In the event any one or more of the provisions contained in this Agreement shall be for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been set forth herein.

9.11.         Entire Agreement. This Agreement, the Loan Documents and the other contracts, agreements and instruments described herein contain all of the terms and conditions related to the disbursement of the Loan by Lender and the use of the Loan by Borrower. This Agreement may not be modified or amended except in writing signed by Borrower and Lender.

9.12.         Publicity. Lender shall not release articles concerning financing of the Premises without Borrower’s consent.

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9.13.         WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

9.14.         Further Assurances. Borrower agrees that at any time, and from time to time, after execution and delivery of this Agreement, it shall, upon the request of Lender, execute and deliver such further documents and do such further things as Lender may reasonably request in order to more fully effectuate the purposes of this Agreement; provided, that none of the foregoing shall decrease any rights or increase any obligations of Borrower or Guarantor under the Loan Documents other than to a de minimis extent.

9.15.         Governing Law. The creation, perfection, and enforcement of the lien, security interest and conveyance of the security title of the Security Documents shall be governed by the law of the State, except to the extent that the Uniform Commercial Code provides for the application of the law of another state. Subject to the foregoing, in all other respects, this Agreement and the other Loan Documents shall be governed by the substantive laws of the State of Tennessee.

9.16.         Intentionally Omitted.

9.17.         Assignments and Participations. Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants (“Lender’s Sale Right”). Provided no Default then exists beyond any applicable cure period, Lender’s Sale Right shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld, conditioned, or delayed (“Borrower’s Sale Approval”). Notwithstanding the preceding sentence (i) by execution of this Agreement, Borrower consents to the Lender’s sale of interests in the Loan to two participants at the closing of the Loan and (ii) any assignees or participants of the Lender (“Lender’s Assignee”) shall not be subject to the Borrower’s Sale Approval. If the Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder; provided, that none of the foregoing shall decrease any rights or increase any obligations of Borrower or Guarantor under the Loan Documents other than to a de minimis extent. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, any of Borrower’s principals or any Guarantor, to any actual or prospective assignee or participant, to Lender’s affiliates, to any regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, provided such persons shall be notified of the confidential nature of such information. Borrower shall not be responsible for any Costs incurred by Lender in connection with any transfer (via assignment or participation) of its interest in the Loan.

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9.18.         Electronic Transmission of Data. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet to the parties, the parties affiliates, agents and representatives, and other Persons involved with the subject matter of this Agreement. Borrower and Lender acknowledge and agree that (i) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (ii) Lender shall use reasonable efforts to protect the electronically transmitted information, and (iii) subject to Section 9.18(ii) of this Agreement, Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including or arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

9.19.         Forum. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in Memphis, Tennessee with respect to any matter or dispute (a “Dispute”) arising in connection with the Loan, the Project or Premises. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such Dispute may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

9.20.         USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

(Remainder of Page Intentionally Left Blank)

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EXECUTED ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

BORROWER:

MCGINNIS FERRY OWNER, LLC,
a Georgia limited liability company

By:	MCGINNIS FERRY PARENT, LLC, a Georgia limited liability company, its sole member and manager

By:	JERNIGAN CAPITAL OPERATING COMPANY, LLC, a Delaware limited liability company, its managing member and manager

By:	JERNIGAN CAPITAL, INC., a Maryland corporation, its managing member

By:	/s/ Kelly Luttrell
Name: Kelly Luttrell
Title: CFO, SVP, Treasurer

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EXECUTED ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

LENDER:

FIRSTBANK, a Tennessee state bank

By:	/s/ Bill Harter
Name: Bill Harter
Title: Senior Vice President

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EXHIBIT A - REAL ESTATE

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOTS 1054 & 1055, 2ND DISTRICT, 1ST SECTION, FORSYTH COUNTY, GEORGIA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A RE-BAR FOUND ON THE EASTERN RIGHT OF WAY OF MCGINNIS FERRY ROAD, 294.23 FEET SOUTHEAST OF THE INTERSECTION OF MCGINNIS FERRY ROAD AND WINDWARD RIDGE PARKWAY, THENCE NORTH 65 DEGREES 29 MINUTES 32 SECONDS EAST FOR A DISTANCE OF 25.00 FEET TO RE-BAR SET BEING THE POINT OF BEGINNING;

THENCE NORTH 65 DEGREES 29 MINUTES 32 SECONDS EAST FOR A DISTANCE OF 510.00 FEET TO A RE-BAR FOUND;

THENCE SOUTH 24 DEGREES 30 MINUTES 54 SECONDS EAST FOR A DISTANCE OF 368.90 FEET TO A RE-BAR FOUND;

THENCE SOUTH 65 DEGREES 29 MINUTES 32 SECONDS WEST FOR A DISTANCE OF 509.37 FEET TO A RE-BAR SET ON THE EASTERN RIGHT OF WAY OF MCGINNIS FERRY ROAD;

THENCE ALONG THE EASTERN RIGHT OF WAY OF MCGINNIS FERRY ROAD ALONG A CIRCULAR CURVE TO THE RIGHT WITH AN ARC LENGTH OF 34.94 FEET, WITH A RADIUS OF 969.08 FEET, BEING SUBTENDED BY A CHORD BEARING OF NORTH 25 DEGREES 32 MINUTES 52 SECONDS WEST, WITH A CHORD LENGTH OF 34.94 FEET TO A POINT THE EASTERN RIGHT OF WAY OF MCGINNIS FERRY ROAD;

THENCE ALONG THE EASTERN RIGHT OF WAY OF MCGINNIS FERRY ROAD NORTH 24 DEGREES 30 MINUTES 54 SECONDS WEST FOR A DISTANCE OF 333.97 FEET TO A POINT THE EASTERN RIGHT OF WAY OF MCGINNIS FERRY ROAD BEING THE POINT OF BEGINNING.

SAID TRACT CONTAINING 4.319 ACRES AND IS SHOWN ON AN ALTA/ACSM LAND TITLE SURVEY FOR MCGINNIS FERRY OWNER, LLC, ET. AL. DATED APRIL 21, 2015 BY MCWHORTER & ANDERSON, LAND SURVEYING AND CIVIL ENGINEERING, CUMING, GA.